SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            NOVA COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)


             Nevada                                      95-4756822
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

             1005 Terminal Way, Suite 110, Reno, NV         89502-2179
            (Address of Principal Executive Offices)        (Zip Code)


               Compensation to the Law Offices of Jeffrey D. Segal
                              ( Title of the Plan)

                       Corporation Trust Company of Nevada
                            6100 Neil Road, Suite 500
                                 Reno, NV 89511
           (Name, address, and telephone number of agent for service)


                                   Copies to:

                            Robert C. Laskowski, Esq.
                            520 SW Yamhill, Suite 600
                           Portland, Oregon 97204-1329
                                 (503) 241-0780


                         CALCULATION OF REGISTRATION FEE

                                                                    Proposed
                                                Proposed            maximum            Amount of
Title of securities         Amount to       maximum offering   aggregate offering    registration
to be registered          be registered     price per share          price                fee
                               (1)                (2)                 (2)                 (3)
Common Stock,
par value $0.001             200,000           $ 0.62              $124,000             $15.00
per share                    shares

(1) This filing registers 200,000 shares of registrant's common stock, par value $0.001 per share (the "Common Stock"), for issuance to the Law Offices of Jeffrey D. Segal for legal services provided to the registrant.

(2) Estimated solely for purposes of calculating the registration fee in accordance with the Securities Act of 1933, as amended, based on the closing price for the Common Stock in the over- the-counter market on May 3, 2005.

(3) Calculated in accordance with Section 6(b) of the Securities Act of 1933, as amended (the "Act"), and Securities and Exchange Commission ("SEC") Rule 457(h) promulgated under the Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           Information required by Part I is permitted to be omitted.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 Item 3.Incorporation of Documents by Reference.

         The following documents filed by Company with the SEC are incorporated by reference in this registration statement:

         (a) Company's annual report on Form 10-KSB for year ended December 31, 2004, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the annual report referred to in (a) above.

         All documents filed by the Company subsequent to those listed in Item 3(a)-(b) above pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         In addition to any rights of indemnification that may be granted to directors and officers under the Nevada Business Corporation Code, as amended, Company's Bylaws (the "Bylaws") grant Company broad powers to indemnify directors and officers against liabilities that they may incur in such capacities.

         The Bylaws require the indemnification of an officer or director made or threatened to be made a party to a proceeding because such person is or was an officer or director of Company against certain liabilities and expenses if:
(i) the officer or director acted in good faith; (ii) the officer or director reasonably believed the actions were in or not opposed to Company's best interest; and (iii) in the case of a criminal proceeding, the officer or director had no reasonable cause to believe that the conduct was unlawful. In the case of any proceeding by or in the right of Company, an officer or director is entitled to indemnification to the fullest extent permitted by law if the officer or director acted in good faith and in a manner the officer or director reasonably believed was in or not opposed to Company's best interest.

         An officer or director is generally not entitled to indemnification:
(i) in connection with any proceeding charging improper personal benefit to the officer or director in which the officer or director is adjudged liable on the basis that personal benefit was improperly received; or (ii) in connection with any proceeding initiated by such person against Company, its directors, officers, employees, or other agents.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.           Exhibits.

         The exhibits listed in the index to exhibits, which appears on page 7 hereof, are filed as part of this registration statement.

Item 9.           Undertakings.

         A.   The undersigned registrant hereby undertakes:

              (1) To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                  (a) To include any prospectus required by section 10(a)(3) of the Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                       provided, however, that paragraphs A(1)(a) and A(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                       Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining  any liability  under the
                  Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To  remove  from  registration  by means  of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palm Desert, California, on May 3, 2005.

NOVA COMMUNICATIONS LTD.


By:      /s/ ARTHUR N. ROBINS
         ----------------------------------
         Arthur N. Robins
         President


POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Leslie I. Handler his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto each such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that each such attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Principal Executive Officer
and Principal Financial Officer:

/s/ Arthur Robins                                    May 3, 2005
----------------------------------
Arthur Robins
Chief Executive Officer

Directors:

/s/ Arthur Robins                                    May 3, 2005
----------------------------------
Arthur Robins
Director


/s/ Leslie I. Handler                                May 3, 2005
----------------------------------
Leslie I. Handler
Director

/s/ James F. Abel, III                               May 3, 2005
----------------------
James F. Abel, III
Director

/s/ Greg Hoggatt                                     May 3, 2005
----------------------
Greg Hoggatt
Director

                                INDEX TO EXHIBITS


Exhibit Number (1)                   Exhibit                               Page
--------------                       -------                               ----
                                     Bylaws                                 *
                             (relevant portions only)
5.1                     Opinion of Robert C. Laskowski, Esq.                8
                              (regarding legality)
23.1                    Consent of Robert C. Laskowski, Esq.                8
                           (included in Exhibit 5.1)

23.2                     Consent of Timothy L. Steers, CPA                  9

24.1                           Power of Attorney                            5
                     (see page 5 of this registration statement)

*        Incorporated by reference.
(1) Other exhibits listed in Item 601 of SEC Regulation S-B are not applicable.